                                                                    EXHIBIT 10.2

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                               SUBLEASE AGREEMENT

                  THIS SUBLEASE AGREEMENT (this "Sublease") is entered into by and between COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Sublessor"), and CORGENTECH, INC., a Delaware corporation ("Sublessee"), as of May 15, 2003. Sublessor and Sublessee hereby agree as follows:

         1. DEFINED TERMS. The following terms shall have the following meanings:

                  Additional Rent has the meaning set forth in Section 6(b) of this Sublease.

                  Base Rent means the following monthly base rental rates:

-----------------------------------------------------
         PERIOD                     MONTHLY BASE RENT
-----------------------------------------------------
Month 1                                    [*]
-----------------------------------------------------
Month 2                                   $[*]*
-----------------------------------------------------
Months 3- 12                              $[*]*
-----------------------------------------------------
Months 13-24                              $[*]
-----------------------------------------------------
Months 25-Expiration Date                 $[*]
-----------------------------------------------------

* subject to adjustment pursuant to Section 6(d)

                  Building means the office building located at 650 Gateway Boulevard, South San Francisco, California.

                  Commencement Date means the later to occur of (i) the date on which this Sublease has been approved in writing by Landlord,
                  (ii) July 1, 2003, (iii) the date Landlord has completed the Floor Repair (defined in the Consent to Sublease) and (iv) the date Sublessor has delivered possession of the Premises to Sublessee in the condition required hereunder, including, without limitation, satisfaction of the Sublessor Obligations listed on Exhibit D attached hereto and made a part hereof.

                  Consent to Sublease has the meaning set forth in Section 4(a) of this Sublease.

                  Environmental Laws has the meaning set forth in the Lease.

                  Expiration Date means June 30, 2006, or such earlier date as this Sublease may be terminated in accordance with the terms hereof.

                  FF&E has the meaning set forth in Section 3(a) of this Sublease.

                  First Extension Term has the meaning set forth in Section 10(a) of this Sublease.

                  Floor Repair has the meaning set forth in the Consent to Sublease.

------------------

[*] Confidential treatment requested.

Redacted

                  Floor Reports has the meaning set forth in Section 3(c) of this Sublease.

                  Hazardous Materials has the meaning set forth in Section 32(b) of the Lease.

                  Initial Term means the period of time beginning on the Commencement Date and ending on the Expiration Date, subject to Subject 9(a) of this Sublease.

                  Issuer has the meaning set forth in Section 7(b) of this Sublease.

                  Landlord means Gateway Boulevard Associates LLC, a California limited liability company, and its successors and assigns.

                  Landlord's Address means c/o The Raiser Organization, 800 South Claremont Street, Suite 201, San Mateo, California 94402, Attn: Phillip H. Raiser.

                  Lease means that certain Lease Agreement dated November 7, 1997, between HMS Gateway Office, L.P., a Delaware limited partnership, the predecessor-in-interest of Landlord, as landlord, and Sublessor, as tenant; as amended by that certain First Amendment to Lease Agreement dated as of November 10, 1998; that certain Second Amendment to Lease Agreement dated as of May 19, 2000; and that certain Amended and Restated Agreement Concerning Assignment and Sublease Profits dated as of May 23, 2002. Sublessor hereby represents and warrants that a true, correct and complete copy of the Lease is attached hereto as Exhibit A.

                  Letter of Credit has the meaning set forth in Section 7(b) of this Sublease.

                  Permitted Transfer has the meaning set forth in Section 11(b).

                  Permitted Uses means all uses permitted under the Lease, subject to Section 8 of this Sublease.

                  Premises means that portion of the premises demised to Sublessor under the Lease consisting of approximately fifty thousand four hundred (50,400) square feet constituting the entire Building, as depicted on Exhibit B.

                  Pro Rata Share means the percentage obtained by dividing the rentable square footage subleased by Sublessee by the corresponding rentable square footage of the Building and the Project, as set forth in the Lease. Based upon the rentable square footage of the Premises, the Building and the Project, as of the Commencement Date, Sublessee's Pro Rata Share of the Building will be 100% and Sublessee's Pro Rata Share of the Project will be 33.33%

                  Project means the project containing approximately 7.5 acres of land commonly known as Lot 2B of the Gateway Center and referred to as the Gateway Technology Center, together with the land and improvements on which the Project is situated and all common areas.

Redacted

                  Project Services has the meaning set forth in Section 5(e).

                  Renewal Notice has the meaning set forth in Section 10(a) of this Sublease.

                  Second Extension Term has the meaning set forth in Section 10(b) of this Sublease.

                  Second Renewal Notice has the meaning set forth in Section 10(b) of this Sublease.

                  Security Deposit has the meaning set forth in Section 7(a) of this Sublease.

                  Siemens BMS has the meaning set forth in Section 5(f).

                  Sublessee means Corgentech, Inc., a Delaware corporation.

                  Sublessee's Address means, (i) prior to the Commencement Date, Corgentech, Inc., 1651 Page Mill Road, Palo Alto, CA 94304-1209, Attn: Chief Financial Officer and (ii) on and after the Commencement Date, Corgentech, Inc., 650 Gateway Boulevard, South San Francisco, CA 94080-7014, Attn: Chief Financial Officer. For any notices sent to Sublessee, copies shall be provided to Cooley Godward LLP, 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, Attn: Toni Wise, Esq.

                  Sublessee's Property has the meaning set forth in Section 19 of this Sublease.

                  Sublessor means Coulter Pharmaceutical, Inc., a Delaware corporation.

                  Sublessor's Address means 1124 Columbia, Suite 200, Seattle, WA 98104.

                  Sublessor Obligations has the meaning set forth in Exhibit D.

                  Term has the meaning set forth in Section 9 of this Sublease.

         2. SUBLEASE. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Term, upon all of the terms, covenants and conditions contained herein.

         3.       CONDITION OF PREMISES.

                  (a) Sublessor Removal of Personal Property. Sublessor agrees that prior to the Commencement Date, Sublessor shall remove, or cause to be removed, from the Premises all of Sublessor's personal property, except the furniture, equipment, appliances, work stations, cubicles and cabling located within the Premises as of December 12, 2002, as such personal property is described on Exhibit C attached hereto (the "FF&E"), and the lab and related equipment currently located in the Premises. Sublessee shall be entitled to use the FF&E pursuant to a separate agreement between Sublessor and Sublessee, to be entered into concurrently with the execution of this Sublease (the "FF&E Agreement"). Sublessee shall also

Redacted
have the right to use the lab and related equipment which shall remain within the Premises throughout the Term, except to the extent removed as a part of the Approved Alterations or any subsequent alterations made by Sublessee pursuant to the terms of this Sublease. Sublessor acknowledges that part of the Floor Repair to be performed by Landlord involves removal and reinstallation of portions of the FF&E as well as the lab and related equipment. Sublessee shall have the right to confirm that all of the FF&E and the lab and related equipment are replaced, and Sublessor shall restore and replace any of the FF&E and lab and related equipment which is not properly installed or returned upon the completion of the Floor Repair in the condition required under this Sublease.

                  (b) "As is" Condition of Premises; Alterations. Except for the Sublessor Obligations as set forth on Exhibit D to this Sublease or as otherwise set forth in this Sublease, Sublessee shall accept possession of the Premises in their present "as is" condition, without representation or warranty as to their condition or suitability for Sublessee's intended use, and with no obligation on the part of Sublessor to make any alterations or modifications to the Premises or any area outside the Premises for the benefit of Sublessee. Notwithstanding anything to the contrary contained in this Sublease, Sublessor warrants that: (i) all improvements in the Premises constructed by Sublessor were constructed in accordance with all laws, ordinances and regulations then applicable thereto, (ii) Sublessor has not released, discharged or disposed of Hazardous Materials on, in, at or under the Premises which Hazardous Materials have not been cleaned up, removed or remediated in compliance with Environmental Laws, and (iii) to Sublessor's knowledge, all Building systems, including, but not limited to HVAC, electrical, plumbing and waste systems, are in good working order. Any alterations or improvements desired by Sublessee shall be made by Sublessee at its sole cost and expense. Plans and specifications for Sublessee's alterations and improvements shall be subject to the prior written approval of Landlord and Sublessor as provided in the Lease and herein; provided, however, that Sublessor acknowledges that it has preliminarily approved the alterations and improvements described on Exhibit E attached hereto and shown on the drawings attached as Exhibit E-1 hereto (collectively, the "Approved Alterations"), subject only to its right to review and approve Sublessee's final plans and specifications for such alterations and improvements, which approval Sublessor shall not unreasonably withhold, delay or condition. Alterations or improvements to the Premises required by any and all applicable laws shall be made by Sublessee, and the cost thereof shall be prorated between Sublessor and Sublessee based upon the length of their respective term under either the Master Lease or the Sublease, as applicable, provided that Sublessee shall pay 100% of the cost of any such required alterations or improvements if Sublessee's specific use of the Premises trigger the requirement that such alterations or improvements be made. Sublessee shall, at Sublessee's sole cost and expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the use by Sublessee of the Premises; provided, however, that with respect to any capital improvements required as a result of any of the foregoing, the costs of such capital improvements shall be prorated between Sublessor and Sublessee based upon their respective term under either the Master Lease or this Sublease, as applicable. Sublessor shall reimburse any prorated sums owed by Sublessor under this Section 3(b) within thirty (30) days of written demand therefor. Upon termination of this Sublease, Sublessee shall be responsible for the cost of removing any alterations which were installed for or by Sublessee in the Premises, except that Sublessee shall not be required to remove (i) any alterations if under the applicable provisions of

Redacted
the Lease such alterations may remain in the Premises upon the termination of the Lease or (ii) any Approved Alterations to the extent Landlord has confirmed in the Consent to Sublease that they need not be removed. Notwithstanding anything to the contrary contained in this Section 3(b), if Sublessor delivers to Sublessee written notice at least six (6) months before the Expiration Date, Sublessor may require that (i) any of Sublessee's modifications and improvements to any laboratory areas on the first floor be restored to their condition as of the date hereof, which restoration would include, without limitation, the removal of the vivarium and the replacement of two to three fume hoods from laboratories 3026, 3028, 3032 and 3034, and (ii) the high density storage racks installed as of the date hereof in the library be replaced.

                  (c) Floor Condition. Sublessor and Landlord have disclosed to Sublessee that there has been some water penetration of the concrete slab on the ground floor of the Premises as disclosed in the report by Marx Okubo dated April 1, 2003. Related to the water penetration is the presence of mold within the Building, as disclosed in the Mold Inspection Report dated April 16, 2003 prepared by Meca Consulting, Inc. ("Meca") for Sublessee. Meca has also prepared for Sublessee that certain Microbiological (Mold) Hazard Abatement Plan Revised May 13, 2003, that certain Mold Remediation Report dated April 29, 2003, that certain Mold Inspection Report - Phase II dated April 29, 2003, and a floor plan entitled Mold Hazard Remediation. In addition, Exponent Failure Analysis Associates prepared for Sublessee a report dated April 24, 2003 regarding the observed moisture on the ground floor of the Premises. The Marx Okubo report, the Mold Inspection Report, the Microbiological (Mold) Hazard Abatement Plan, the Mold Remediation Report, the Mold Inspection Report - Phase II, the Mold Hazard Remediation floor plan and the Exponent Failure Analysis Associates report referred to in this Section 3(c) are collectively referred to herein as the "Floor Reports". Pursuant to the Consent to Sublease, Landlord shall perform the Floor Repair (as defined in the Consent to Sublease) to the reasonable satisfaction of Sublessee. Sublessee shall have the right to conduct additional testing in the proposed vivarium and tissue culture areas of the Premises and "reasonable satisfaction of Sublessee" as used in the immediately preceding sentence shall include any additional remediation required to address Sublessee's particular use and protocol within such areas. Notwithstanding anything to the contrary in Section 3(b) above or elsewhere in this Sublease or the Lease, Sublessee shall have no responsibility for the repair or remediation of any water penetration of the ground floor or any condition relating thereto, including, without limitation, any mold condition which currently exists or may arise, or the cost or expense thereof. In the event that at any time during the term of this Sublease further repairs or remediation of the floor or any other portions of the Building are required and the repair or remediation of any such condition (i) requires the removal of any alterations or improvements constructed by Sublessee on the Premises pursuant to the terms of this Sublease, Sublessor shall pay for the cost of the removal and replacement of such alterations or improvements, or (ii) renders any portion of the Premises untenantable, the Base Rent hereunder shall be equitably abated in proportion to the portion of the Premises so rendered untenantable.

         4.       CONDITIONS.

                  (a) Concurrently with the execution of this Sublease, Sublessor, Sublessee and Landlord shall enter into that certain Consent to Sublease ("Consent to Sublease") wherein Landlord shall provide its written consent to this Sublease. This Sublease is conditioned upon

Redacted
the delivery to Sublessor and Sublessee of a fully executed original of this Sublease and Consent to Sublease.

                  (b) It is a condition precedent to Sublessee's obligations under this Sublease that Landlord shall have entered into the Consent to Sublease. In the event the condition expressed in this Section 4 is not satisfied within three (3) business days following the delivery to Landlord of a copy hereof executed by Sublessee and Sublessor, then upon three (3) business days prior written notice, Sublessor or Sublessee may terminate this Sublease by giving written notice of termination to the other party at any time prior to the satisfaction of such condition. In the event this Sublease is terminated due to the nonsatisfaction of the foregoing condition, neither Sublessor nor Sublessee shall have any further rights or obligations hereunder. Sublessee and Sublessor each agrees to supply information and/or execute and acknowledge further documents in connection with this Sublease which are reasonably required by Landlord in connection with Landlord's review of this Sublease and the satisfaction of the condition expressed in this Section 4.

         5.       PROVISIONS CONSTITUTING SUBLEASE.

                  (a) Relationship Between Sublessee and Landlord. This Sublease is subject to all of the terms and conditions of the Lease. Sublessee hereby assumes and agrees to perform the obligations of Sublessor as Tenant under the Lease to the extent such terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term, covenant or condition of the Lease.

                  (b) Relationship Between Sublessee and Sublessor. Except as otherwise provided herein, all of the terms and conditions contained in the Lease are incorporated herein as terms and conditions of this Sublease with each reference therein to "Landlord," "Tenant," the "Lease" and the "Premises," being deemed to refer to Sublessor, Sublessee, this Sublease, and the Premises, respectively), except in the following provisions of the Lease, the term "Landlord" shall continue to mean Landlord and not Sublessor: the third paragraph of 2, 4(b) (with respect to expenses of Landlord), 4(c), 13(b), 14, 20, 21, 22, 29, 42 and 47(b). Notwithstanding the foregoing, the following provisions of the Lease are not incorporated into this Sublease: Basic Lease Information (except Permitted Use definition), the second paragraph of 2, 3, 4(a), 4(d), 4(e), 7, 8(b), 8(c), 8(d), 10, 11, 38, 39, 40, 49, 50, 51, 52 and
53, and Exhibits A, B, C, D, G, H, I, J; First Amendment Sections 2, 3, 4, 5, 6, 7, 8 11 and Exhibit A-FA (except Section D.3 to the extent Landlord grants rights to Sublessee thereunder pursuant to the Consent to Sublease); Second Amendment and Amended and Restated Agreement Concerning Assignment and Sublease Profits. Notwithstanding anything to the contrary contained herein, with respect to any specific obligation in the Lease required to be performed by Landlord, to the extent Landlord has performed such obligation Sublessor shall not be required to do so.

                  (c) Notices. All notices or demands of any kind required or desired to be given by Sublessor or Sublessee to the other hereunder shall be in writing and shall be deemed delivered upon receipt if sent by United States mail, certified postage prepaid, return receipt requested, or by private overnight courier, addressed to the Sublessor or Sublessee respectively at the addresses set forth in Section 1, or at such other addresses as the parties may specify by

Redacted
notice in accordance with this section. All rent and other payments due under this Sublease shall be made by Sublessee to Sublessor at the same address. Sublessor and Sublessee shall each deliver to the other a copy of every notice received from Landlord affecting or relating to the Premises, or affecting or relating to the rights and/or obligations hereunder or under the Lease, within five (5) days following receipt thereof. Notwithstanding anything to the contrary contained in this Sublease, the time limits specified in the Lease for the giving of notice, making of demands, performing any act, condition or covenant (including cure of any breach) or the exercise of any right, remedy or option, are hereby decreased or increased for purposes of this Sublease, by shortening or lengthening the same, as the case may be, in each instance by three (3) days, when necessary to enable Sublessor to give notice, make demands, perform any act, correct any failure, or otherwise to secure compliance and perform under the Lease in a timely manner.

                  (d) Services. Notwithstanding Section 5(b) hereof, Sublessor shall have no obligation to provide any of the services to be provided by Landlord under the Lease and Sublessor's sole obligation with respect thereto shall be to use commercially reasonable efforts to obtain Landlord's compliance with the Lease upon Sublessee's written request. To the extent permitted by law and by Landlord, Sublessee shall have the right to request all services directly from Landlord at Sublessee's sole cost and expense. Sublessee shall promptly notify Sublessor in writing of all such requests for services. Such efforts shall include, without limitation, upon Sublessee's request (a) promptly notifying Landlord of its non-performance under the Lease and requesting that Landlord perform its obligations under the Lease and/or (b) assigning Sublessor's rights under the Lease to Sublessee to the extent necessary to permit Sublessee to institute legal proceedings against Landlord to obtain the performance of Landlord's obligations under the Lease; provided, however, that if Sublessee commences a lawsuit or other action, Sublessee shall (i) pay all costs and expenses in connection therewith, and (ii) indemnify Sublessor against, and hold Sublessor harmless from, all costs, liabilities, damages and/or expenses, including, without limitation, reasonable attorneys fees, incurred by Sublessor in connection therewith, recognizing that the Lease covers premises in excess of the Premises and that an action against Landlord pursuant to this Section may cause damages to other portions of the premises covered by the Lease.

                  (e) Services by Sublessor; Security System. Notwithstanding any other provision of this Sublease to the contrary, Sublessor shall provide facilities management and maintenance of the nitrogen system and emergency power generator to cause the same to be in good condition and repair, and at adequate levels for Sublessee's use (collectively, "Project Services"). Sublessor shall provide copies of any available maintenance contracts or reports for the Project Services to Sublessee within ten (10) days of demand at Sublessee's sole cost and expense. Sublessee shall pay its pro rata share of the cost of any Project Services, including personnel costs associated therewith; provided, however, that Sublessor shall equitably adjust such allocations if Sublessor reasonably determines that any particular subtenant of the Project is disproportionately utilizing Project Services. As of the Commencement Date, Sublessee shall pay 100% of the costs relating to the provision of nitrogen (which costs shall be adjusted if any other tenants of the Project take occupancy) and 33.3% of the costs associated with the emergency power generator. Sublessee shall operate and maintain the existing security system for the Building and shall be permitted to upgrade or reasonably modify such system, all at the sole cost and expense of Sublessee.

Redacted

                  (f) HVAC System. Sublessee shall have the right to segregate the existing Siemens building management control system to cause the Premises to have its own separate, yet equal system ("Siemens BMS"). Specifically, Sublessee shall have the right to include in the Siemens BMS for the Premises, without limitation, the same level of graphics, screen controls and Reno alarm out calling as the existing system for the 600 Building. Sublessor shall reimburse Sublessee as a tenant improvement allowance, Sublessee's actual cost of so segregating the Siemens BMS up to maximum amount of Twenty Five Thousand Dollars ($25,000) within ten (10) days of demand for such reimbursement, which demand shall be accompanied by reasonable supporting documentation of such costs.

                  (g) Consents. In any circumstance where the Lease requires that Landlord's approval or consent be obtained, Sublessee shall be required to obtain the written approval or consent of Sublessor as well. Where the Lease specifies that Landlord shall not unreasonably withhold its approval or consent, Sublessor shall not unreasonably withhold, condition or delay its approval or consent as well. In addition, Sublessor shall not unreasonably withhold, condition or delay its approval or consent with respect to: final plans and specifications for the Approved Alterations and assignment or subletting pursuant to Section 11 of this Sublease.

                  (h) Signage. Subject to the Landlord's consent, Sublessee shall have the right to install and utilize such signage as approved by Landlord, provided that all costs for production, installation and maintenance of such signage shall be borne solely by Sublessee and at the end of the Term such signage shall be removed in accordance with the same standards set forth for the 600 building under the Lease.

                  (i) Parking. Subject to the provisions of the Lease, Sublessee shall have the right to use one hundred fifty (150) non-exclusive and undesignated parking spaces in the Project's parking areas.

         6.       RENT.

                  (a) Base Rent. Sublessee shall pay to Sublessor an amount equal to the monthly installment of Base Rent for the third full month of the Term ([*] Dollars ($[*])) upon execution of this Sublease. Commencing on the Commencement Date, Sublessee shall pay Base Rent to Sublessor as rent for the Premises, in monthly installments in advance, and thereafter on the first day of each calendar month of the Term, without deduction, offset, prior notice or demand, in lawful money of the United States, in the amounts shown with respect to the applicable period on the chart contained in Section 1, which amounts reflect Sublessee's entitlement to one (1) month's free Base Rent with respect to the first thirty (30) days following the Commencement Date, and a rental abatement of Base Rent equal to [*] ($[*]) with respect to the second thirty
(30) days following the Commencement Date. The abatements of the first and second month's Base Rent, as provided in the foregoing sentence, do not affect Sublessee's obligation to pay Additional Rent with respect to the first and second months of the Term. If the first day for which the monthly installment of Base Rent is payable is not the first day of a

------------------

[*] Confidential treatment requested.

Redacted
calendar month, or if the last day of the Term is not the last day of a calendar month, the monthly installment of Base Rent shall be prorated for the fractional month(s). In the case of a proration at the beginning of the Term, Sublessee shall pay the proration for such partial month upon the due date for Base Rent for the second month of the Term; provided, however, that nothing herein shall in any way limit Sublessee's right to a total of $[*] of rental abatement, as reflected in the Month 2 Monthly Base Rent Amount shown in Section 1. Sublessee shall pay the proration for the last month of the Term when Base Rent for such month is due.

                  (b) Additional Rent. Sublessee acknowledges that Sublessor is obligated to pay to Landlord all amounts provided for in Section 4(b) of the Lease ("Additional Rent"). Sublessee agrees to pay to Sublessor as Additional Rent hereunder (i) its Pro Rata Share of all such Additional Rent charged to Sublessor by Landlord under the Lease, and (ii) any other costs and expenses incurred by Sublessor under the Lease, as a result of or arising out of Sublessee's use and occupancy of the Premises, including, without limitation Sublessor's share of costs of Project Services or otherwise. Sublessee shall pay such Additional Rent in accordance with the time for payment set forth in the Lease.

                  (c) Late Charge. The parties hereby expressly agree that in the event Sublessee shall fail to make payment of any installment of Base Rent or any other sums due hereunder within five (5) days of the date that such amounts are due, the provisions of Paragraph 6 of the Lease shall apply.

                  (d) Rental Abatement. Notwithstanding any provision of this Sublease to the contrary, if Landlord has not completed the Floor Repair by June 1, 2003, then in addition to all of Sublessee's other rights hereunder, Sublessee shall be entitled to a day-for-day abatement of Base Rent until the Floor Repair is completed, which rental abatement shall be calculated at $[*] per day. By way of example, if the Floor Repair is not completed until June 15, 2003, then the Base Rent for July, 2003, as the first month of the Term, shall be $[*]; the Base Rent for August, 2003 shall be reduced to $[*] (resulting from the application of a portion of the $[*] credit for 15 days of rental abatement accruing to Sublessee pursuant to this Section 6(d) against the Base Rent payable with respect to the second month of the Term, leaving a credit balance of $[*]); and the Base Rent for September, 2003 shall be reduced to $[*] (resulting from the application of the $[*] credit balance to the Base Rent payable with respect to the third month of the Term). For purposes of determining Sublessee's entitlement to abatement of Base Rent under this Section 6(d), "completion" of the Floor Repair shall not include the installation of sheet vinyl flooring in labs 3022 and 3024, the timing of which is affected by the completion of certain work by Sublessee, as described in the Consent to Sublease.

         7.       SECURITY DEPOSIT.

                  (a) To secure the faithful performance by Sublessee of all the covenants, conditions and agreements in this Sublease on the part of Sublessee to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements

------------------

[*] Confidential treatment requested.

Redacted
in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Sublessee shall deposit with Sublessor, with five (5) days of execution of this Sublease, a security deposit in the amount of [*] Dollars ($[*]) (the "Security Deposit"). The Security Deposit shall be in the form of the Letter of Credit, as described in Section 7(b) below. Sublessor and Sublessee agree that: (a) the Security Deposit or any portion thereof may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Sublessor may have on account thereof, and upon such application Sublessee shall pay or provide an additional letter of credit otherwise satisfying the terms of this Sublease to Sublessor within five
(5) days of demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Lease be assigned by Sublessor, the Security Deposit or any portion thereof not previously applied shall be assigned to Sublessor's assignee, and upon such assignee's express assumption of Sublessor's obligations under this Sublease, Sublessee shall release Sublessor from any and all liability with respect to the Security Deposit and/or its application or return; (c) the sum deposited or the portion thereof not previously applied, or the original Letter of Credit, as applicable, shall be returned to Sublessee without interest within thirty (30) days following the expiration of the Term of this Sublease, except to the extent reasonably required to cure any breach by Sublessee of any of its obligations hereunder and provided that Sublessee has vacated the Premises and surrendered possession thereof to Sublessor at the expiration of the Term; (d) in the event that Sublessor terminates this Sublease or Sublessee's right to possession by reason of an event of default under this Sublease by Sublessee, Sublessor may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Sublessee's default; and (e) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Sublessee, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Sublessor for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Sublessor in partial liquidation of Sublessor's damages.

                  (b) The letter of credit supplied by Sublessee as the Security Deposit shall be an irrevocable, unconditional, standby letter of credit in a form substantially similar to the form attached hereto as Exhibit F and incorporated herein (such letter of credit, together with any renewal or replacement letters of credit delivered or to be delivered by Sublessee under this Section, shall be referred to herein collectively as the "Letter of Credit"). The Letter of Credit shall be issued by a national money center bank mutually acceptable to Sublessor and Sublessee (the "Issuer"). The final form of the Letter of Credit and the form of any replacement Letter of Credit shall be acceptable to Sublessor in its reasonable discretion. The Letter of Credit shall be for an initial term of not less than twelve (12) months and shall be maintained in force at all times from issuance through thirty (30) days following the expiration or earlier termination of this Sublease. If Sublessee fails to deliver to Sublessor either a replacement Letter of Credit or cash in the full amount of the Security Deposit required hereunder at least thirty (30) days prior to the expiration date of an outstanding Letter of Credit, such failure shall be a default under this Sublease (without the requirement of notice) entitling Sublessor, in addition to its other

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remedies, to draw down all or part of the current Letter of Credit and to then hold such cash proceeds as the Security Deposit in accordance with Section 7(a). Sublessor shall have the right, upon a transfer or assignment of its rights as landlord under this Sublease and concurrent with the return of the original Letter of Credit, to require Sublessee to deliver a replacement Letter of Credit designating Sublessor's successor as the beneficiary, at Sublessor's sole cost and expense. No draw under the Letter of Credit shall be deemed a waiver of, or be deemed to have cured, any default by Sublessee under any provision of this Sublease except to the extent directly applied to cure such default(s).

         8. USE OF PREMISES. Except as set forth herein and the Consent to Sublease, Sublessee shall use the Premises for the Permitted Uses and for no other purpose without the prior written consent of Sublessor and, if required by the Lease, Landlord. Notwithstanding any other provision hereof, and subject to any limitations in the Lease, Sublessee shall have access to the Premises on a seven day a week, twenty four hour a day basis. Sublessee shall additionally have the right to use the vivarium to be installed or operated within the Premises without the prior written consent of Sublessor, which Sublessee intends to construct as part of the Approved Alterations. Sublessee's use of a vivarium, shall be at all times (i) limited to small animals and (ii) in compliance with applicable law.

         9.       TERM.

                  (a) Initial Term. The Initial Term of this Sublease shall be for a period commencing on the Commencement Date and ending on the Expiration Date, unless terminated sooner for any reason pursuant to this Sublease. It is an express condition to the occurrence of the Commencement Date that Sublessor shall have performed the Sublessor Obligations set forth on Exhibit D to this Sublease and Landlord shall have completed the Floor Repair. Sublessor agrees to use commercially reasonable efforts to stay apprised of the progress of the Floor Repair. Sublessor agrees to provide weekly progress updates regarding the Sublessor Obligations, and (to the extent Sublessor has been furnished information by Landlord) of the Floor Repair, so that Sublessee may appropriately plan its facility requirements. Sublessor shall also periodically provide Sublessee with an anticipated Commencement Date, updated as required to reflect the status of the Floor Repair and Sublessor Obligations.

                  (b) Delay in Delivery. Notwithstanding anything to the contrary contained herein, if (i) Landlord has not completed all aspects of the Floor Repair except the installation of vinyl flooring in labs 3022 and 3024 by August 1, 2003, or (ii) if Sublessor does not deliver the Premises with the Sublessor Obligations completed by July 1, 2003, then Sublessee shall have the right to terminate this Sublease by written notice to Sublessor given within five (5) days after such date. In addition to the foregoing, in the event that Sublessee has not elected to terminate this Sublease under any of the foregoing conditions and the Floor Repair has not been completed by October 31, 2003, either Sublessor or Sublessee may terminate this Sublease by written notice to the other party within five (5) days after such date. Upon receipt of such notice, Sublessor shall return any sums previously paid or deposited by Sublessee and this Sublease shall thereafter terminate and be of no further force or effect.

                  (c) Early Occupancy. Sublessee shall have a right of early occupancy to the Premises upon the mutual execution of this Sublease and the Consent to Sublease for purposes of

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installing its furniture, cabling and equipment and the Approved Alterations in order to ready the Premises for its tenancy, provided that Sublessee shall not conduct any business operations in the Premises prior to the Commencement Date. Sublessee's early occupancy during such period shall be subject to all the terms and conditions of this Sublease except that Sublessee shall have no obligation to pay Base Rent or Additional Rent on account thereof. During any early occupancy, Sublessee shall reasonably coordinate its activities with any of Sublessor's or Landlord's repair or other work occurring within the Premises.

         10.      OPTION TO EXTEND INITIAL TERM.

                  (a) First Extension Term. Subject to the terms and conditions of this Section 10, Sublessee shall have the right to extend the Initial Term of this Sublease for a one (1) year period from the Expiration Date through May 31, 2007 (the "First Extension Term"). The First Extension Term, together with the Initial Term shall be referred to as the "Term" if:

                           (i)      Sublessor receives notice of exercise
("Renewal Notice") not later than the date that is nine (9) months prior to the Expiration Date;

                           (ii)     Sublessee is not in default under this
Sublease beyond any applicable cure periods at the time that Sublessee delivers its Renewal Notice and at the commencement of the First Extension Term; and

                           (iii)    This Sublease has not been assigned by
Sublessee and not more than seventy-five percent (75%) of the Premises has been further sublet by Sublessee prior to the date upon which Sublessee delivers its Renewal Notice.

                           Base Rent for the First Extension Term shall be [*]
($[*]) per month, and shall be payable in addition to Additional Rent. Base Rent and Additional Rent for the First Extension Term shall be payable on the same terms as such items are payable under this Sublease during the Initial Term. Promptly after Sublessee provides the Renewal Notice, the parties shall enter into an amendment to this Sublease to extend the Expiration Date to May 31, 2007 and set forth the Base Rent as provided in this Section 10(a).

                  (b) Second Extension Term. Subject to the terms and conditions of this Section 10, Sublessee shall have the right to extend the Term of this Sublease through the balance of the term of the Master Lease, which expiration date Sublessor hereby represents is November 13, 2010 (the "Second Extension Term"). The Second Extension Term, together with the First Extension Term and Initial Term shall be referred to as the "Term" if:

                           (i)      Sublessee has exercised the right to extend
the Initial Term for the First Extension Term pursuant to Section 10(a);

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                           (ii)     Sublessor receives notice of exercise
("Second Renewal Notice") not later than the date that is nine (9) months prior to the Expiration Date as amended by Section 10(a);

                           (iii)    Sublessee is not in default under this
Sublease beyond any applicable cure periods at the time that Sublessee delivers its Second Renewal Notice and at the commencement of the Second Extension Term; and

                           (iv)     This Sublease has not been assigned by
Sublessee and not more than seventy-five percent (75%) of the Premises has been further sublet by Sublessee prior to the date upon which Sublessee delivers its Second Renewal Notice.

                           Base Rent during the first year of the Second
Extension Term shall be the greater of (i) [*] of the Base Rent during the immediately preceding year or (ii) fair market rent. Commencing on the first anniversary of the Second Extension Term, and annually thereafter, Base Rent shall be increased to equal [*]% of the Base Rent during the immediately preceding year. Base Rent and Additional Rent for the Second Extension Term shall be payable on the same terms as such items are payable under this Sublease during the Initial Term and First Extension Term.

                           For purposes hereof, "fair market rent" shall mean
the effective base rental rates (including periodic adjustments to such base rental rates) then being received for premises of similar size and quality to the Premises, located in industrial parks in the South San Francisco area which are similar in size and quality to the Project, leased for terms of approximately equal length to the Term, and otherwise subject to leases containing substantially similar terms as those contained in this Sublease. Notwithstanding the foregoing, "fair market rent" shall not include any rental value attributable to improvements, alterations, fixtures, equipment, and personal property installed in the Premises at Sublessee's expense.

                           Not more than six months nor less than three months
prior to the commencement of the Second Extension Term, Sublessor and Sublessee shall meet and attempt in good faith to determine and mutually agree upon the Base Rent to be paid during the Second Extension Term pursuant to this Section 10(b). If, 60 days prior to the commencement of the Second Extension Term, the parties have not reached agreement, each party shall appoint an Appraiser (hereinafter defined) and shall give notice to the other party of the identity of the Appraiser no later than 50 days prior to the commencement of the Second Extension Term. For purposes hereof, "Appraiser" means a real estate broker or MAI designated appraiser, in either case with not less than 5 years of full time commercial appraisal or brokerage experience in the South San Francisco area and with no prior business dealings with the party appointing such Appraiser.

                           If either party fails to timely appoint an Appraiser,
the sole Appraiser appointed shall determine the Base Rent based on the criteria described above. If two Appraisers are appointed, they shall immediately meet and attempt to agree upon such Base Rent. If they

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are unable to do so within 15 days after their first meeting, they shall jointly appoint a third Appraiser and the third Appraiser shall make such determination within 10 days of his/her appointment. If the two Appraisers are unable to agree upon such third Appraiser, either party may petition the Presiding Judge of the Superior Court of the City and County of San Francisco to appoint such third Appraiser.

                           The determination of Base Rent as provided herein
shall be binding upon the parties hereto. Promptly upon such determination, the parties shall execute an amendment specifying the Base Rent payable during the Second Extension Term and to extend the Expiration Date to November 13, 2010.

         11.      ASSIGNMENT AND SUBLETTING.

                  (a) Approval Required. Sublessee's right to assign this Sublease or sublease the Premises shall be subject to all of the terms and conditions of the Lease, except that Sublessee shall also obtain Sublessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) Bonus Rent. In the event that Sublessor has consented to an assignment or subletting by Sublessee, Sublessor shall be entitled to receive: (i) in the case of a subletting, [*] percent ([*]%) of all rent (however denominated and paid) payable by the sub-sublessee to Sublessee in excess of that payable by Sublessee pursuant to the provisions of this Sublease, and (ii) in the case of an assignment, [*] percent ([*]%) of all rent (however denominated and paid) payable by the assignee to Sublessee in excess of that payable by Sublessee pursuant to the provisions of this Sublease. For the purposes of this Section 11(b), the term "rent" shall mean all consideration paid or given, which are not for a part of Sublessee's Property (as defined in Section 19), directly or indirectly, for the use of the Premises or any portion thereof. In computing the amount payable to Sublessor, Sublessee may deduct from the rent and consideration all reasonable and customary expenses directly incurred by Sublessee attributable to the assignment or sublease, including, but not limited to, brokerage fees, legal fees and any tenant improvements and any free rent or other rent concessions made for the benefit of any subtenant. "Sublet" and "sublease" shall include a sublease as to which Sublessee is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Sublessor, as to which Sublessee receives any consideration, as defined in this subsection. Any rent or other consideration which is to be passed through to Sublessor by Sublessee pursuant to this subsection shall be paid to Sublessor within thirty (30) days after receipt by Sublessee and shall be paid in cash, irrespective of the form in which received by Sublessee from any sub-subtenant or assignee. The provisions of this Section 11 shall not apply to any sublease to any entity which controls, is controlled by, or is under common control with Sublessee; to any entity which results from a merger, reorganization of or consolidation with Sublessee; to any entity engaged in a joint venture with Sublessee; or to any entity that acquires all or substantially all of the stock or assets of Sublessee as a going concern with respect to the business being conducted in the Premises (each, a "Permitted

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Transfer"). Sublessor's consent shall not be required for any Permitted Transfer and Sublessor shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

         12. DAMAGE AND DESTRUCTION. In the event of damage or destruction to the Premises or the Building, each party agrees to forward to the other, within twenty-four (24) hours of receipt, a copy of each notice received from, or given to, Landlord in connection therewith. If the Premises or the Building are damaged or destroyed by fire or other casualty and Landlord undertakes to repair the same pursuant to the Lease, this Sublease shall remain in full force and effect subject to the terms and conditions of the Lease, except that if the rent payable under the Lease is reduced as a result of such damage or destruction, Sublessee shall be entitled to a proportionate reduction of Base Rent and Additional Rent payable hereunder while such repairs are being made. If the Premises or the Building are damaged to an extent that Landlord has a right to terminate the Lease, and Landlord in fact terminates the Lease, this Sublease shall terminate. Except as provided in the Lease, Landlord and Sublessor shall not be required to repair any injury or damage by fire or other cause to the property of Sublessee, or to make any repairs or replacements of any paneling, decoration, railings, floor coverings or any additions or improvements installed on the Premises by Sublessee.

         13. EMINENT DOMAIN. If, due to any taking or appropriation of all or a part of the Premises or the Building, Landlord exercises its right to terminate the Lease, this Sublease shall terminate. If part of the Premises shall be so taken or appropriated and this Sublease shall not be terminated as provided herein, then the rent thereafter to be paid hereunder shall be equitably reduced, as provided in the Lease.

         14. HAZARDOUS MATERIALS. Sublessee shall strictly comply with all covenants regarding Hazardous Materials contained in the Lease, including without limitation, the following:

                  (a) Sublessee agrees that during its use and occupancy of the Premises it will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for ordinary performance of Sublessee's business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (2) comply with all Environmental Laws relating to Sublessee's use of Hazardous Materials in, on or about the Premises and not engage or permit its agents to engage in any activity in, on or about the Premises in violation of any Environmental Laws; and (3) immediately notify Sublessor of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Sublessee, Sublessor, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this
Section 14.

                  (b) If Sublessee's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under or emanating from, the Premises, the Building or the Project, Sublessee agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the

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enforcement of Environmental Laws; and (2) any additional requirements of
Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.

                  (c) Sublessee shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Sublessee or Sublessee's agents, and in a condition that complies with (i) all Environmental Laws relating to Hazardous Materials placed on, about or near the Premises by Sublessee or Sublessee's agents and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Sublessee's use of Hazardous Materials in or about the Premises. Sublessee's obligations and liabilities pursuant to the provisions of this Section 14 shall survive the expiration or earlier termination of this Sublease.

         Sublessor hereby represents and warrants that Sublessor has complied with Section 32 of the Lease in all respects, and that in vacating the Premises for Sublessee's use and occupancy, it has complied with all requirements of
Section 32(h) of the Lease as if such vacation were a surrender of the Premises to Landlord.

         15. ENTRY BY SUBLESSOR. Subject to the requirements of the Master Lease and any security measure of Sublessee, Sublessor reserves and shall at any and all times (within ordinary business hours, except in the case of emergency) upon not less than 48 hours' notice have the right to enter the Premises to inspect the same, to post notices of nonresponsibility, or (during the last nine
(9) months of the Term) to show the Premises to prospective subtenants, or in the event of Sublessee's default with respect thereto, to perform any obligation of Sublessor as Tenant under the Lease relating to the use, maintenance or repair of the Premises. In the event that Sublessee shall not provide Sublessor with a key to the Premises, Sublessee waives any claims for damages resulting directly from Sublessor's use of force to enter the Premises in the event of an emergency. Sublessee waives any claim for damages for any injury or inconvenience to or interference with Sublessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, except to the extent caused by the negligence of Sublessor, its agents or employees, provided that the entrance to the Premises shall not be blocked thereby and further provided that the business of Sublessee shall not be interfered with unreasonably. Except in the case of emergency, Sublessor shall give Sublessee reasonable prior notice of any intended entry of the Premises by Sublessor, and shall obtain the permission of an officer of Sublessee (which permission shall not be unreasonably withheld). Sublessee shall have the right to have a representative present during any entry into the Premises. Any entry to the Premises by Sublessor pursuant to this Section 15 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Sublessee from the Premises or any portion thereof.

         16.      INDEMNIFICATION.

                  (a) Sublessee shall hold Sublessor, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability arising from
(i) any breach or default in the performance of any obligation of

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Sublessee hereunder, or (ii) any injury or damage to any person or property occurring in, on or about the Premises, except where indemnified by Sublessor under clause (ii) of Section 16(b) below, and except, in the case of both clause
(i) and (ii) above, to the extent such liability arises from the gross negligence or willful misconduct of indemnitees or from the floor condition described in Section 3(c) or Landlord's performance of the Floor Repair.

                  (b) Sublessor shall hold Sublessee, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability (i) arising from any breach or default in the performance of any obligation of Sublessor hereunder, and (ii) for any injury or damage to any person or property occurring in, on or about the Building or any part thereof when such injury or damage shall be caused by the act, neglect, default, or omission of any duty with respect to the same by Sublessor, its agents, employees or invitees, except to the extent such liability arises from the gross negligence or willful misconduct of indemnitees; and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon.

                  (c) Sublessor represents to Sublessee that the Lease is in full force and effect, and except with respect to the floor condition described in Section 3(c) of this Sublease, that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublessor, or, to Sublessor's knowledge, Landlord. Sublessor agrees to use commercially reasonable efforts to maintain the Lease in full force and effect, except to the extent that any failure to maintain the Lease is due to the failure of Sublessee to comply with any of its obligations under this Sublease or a failure by any other sublessee or assignee of Sublessor to comply with its obligations under the applicable sublease or assignment. Sublessor shall not amend or modify the Lease in such a manner as to materially adversely affect Sublessee's use of the Premises or increase the obligations or decrease the rights of Sublessee hereunder, without the prior written consent of Sublessee, which may be granted or withheld at Sublessee's sole discretion.

         17. BROKERS. Sublessor and Sublessee each represents to the other that it has dealt with no brokers in connection with this Sublease other Sublessor's broker, CB Richard Ellis/Kenmark Commercial, and Sublessee's broker, BT Commercial. Each of Sublessor and Sublessee shall indemnify, defend, and hold the other harmless from and against any costs, expenses, liability, loss or damage arising out of or relating to the falsity of the foregoing representation. Sublessor agrees to pay all brokerage fees and commissions payable to BT Commercial with respect to this Sublease in accordance with the provisions of a separate commission contract.

         18. SURRENDER. Sublessee agrees that on the last day of the Term, or on the sooner termination of this Sublease, Sublessee shall surrender the Premises to Sublessor (i) in the same condition as received, normal wear and tear and damage from casualty excepted, and (ii) otherwise in accordance with Paragraph 32(h) of the Lease. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Sublessee, or Sublessee otherwise performing all of its obligations under this Sublease. On or before the expiration or sooner termination of this Sublease, Sublessee shall, in accordance with

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this Section 18, and at Sublessee's sole cost and expense, remove, and repair any damage cause by such removal, (A) all of Sublessee's Property and Sublessee's signage from the Premises, the Building and the Project and (B) all tenant improvements and alterations required to be removed pursuant to Section 3(b) of this Sublease. Any of Sublessee's Property not so removed by Sublessee as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Sublessor at Sublessee's expense, and Sublessee waives all claims against Sublessor for any damages resulting from Sublessor's retention and disposition of such property; provided, however, that Sublessee shall remain liable to Sublessor for all costs incurred in storing and disposing of such abandoned property of Sublessee. All Approved Alterations and other alterations to the Premises except those which Sublessee is required to remove pursuant to
Section 3(b) of this Sublease shall remain the property of Sublessor or Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Sublease, and in accordance with the provisions of this
Section 18 and Paragraph 32(h) of the Lease, Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all loss or liability resulting from delay by Sublessee in so surrendering the Premises including, without limitation, any loss or liability resulting from a claim made against Sublessor made by any succeeding sublessee or prospective sublessee founded on or resulting from such delay and losses to Sublessor due to lost opportunities to sublease any portion of the Premises to any such succeeding sublessee or prospective sublessee, together with, in each case, actual attorneys' fees and costs.

         19. LANDLORD WAIVER. Sublessor waives any and all rights, title and interest Sublessor now has, or hereafter may have, whether statutory or otherwise, to Sublessee's inventory, equipment (except Approved Alterations), furnishings, trade fixtures, books and records, personal property, accounts, goodwill, intangible personal property associated with Sublessee's business, and Sublessee improvements paid for by Sublessee located at the Premises (singly and/or collectively, the "Sublessee's Property"). Sublessor acknowledges that Sublessor has no lien, right, claim, interest or title in or to the Sublessee's Property. Sublessor further agrees that Sublessee have the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Sublessee's Property as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Sublessee's business at the Premises. Sublessor further agrees to reasonably cooperate with Sublessee in connection with any such lease or financing arrangement by executing and delivering any documentation reasonably required to be executed by Sublessor, and any real estate consent or waiver forms submitted by any vendors, equipment lessors, chattel mortgagees, or holders or owners of the Sublessee's Property setting forth, inter-alia that Sublessor waives, in favor of such party any superior lien, claim, interest or other right therein. The Sublessee's Property shall not become the property of Sublessor or Landlord or a part of the realty no matter how affixed to the Premises and may be removed by Sublessee or any equipment lessors at any time and from time to time during the entire term of this Sublease. Sublessee shall promptly repair any damage caused by the removal of such property, whether effected by Sublessee or any equipment lessors.

         20.      SUBROGATION. The waiver of subrogation provisions set forth in
Section 17 of the Lease shall be deemed a three-party agreement binding among and inuring to the benefit of Sublessee, Sublessor and Landlord, by reason of its consent to this Sublease.

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         21.      FF&E AGREEMENT. Any default in payment by Sublessee within five (5) business days of written demand therefor by Sublessor under the FF&E Agreement shall constitute a default under this Sublease.

         22.      MISCELLANEOUS.

                  (a) Entire Agreement. This Sublease, together with its Exhibits, constitutes the entire agreement of Sublessor and Sublessee with respect to the matters described herein, and shall supersede all prior correspondence, agreements and understandings concerning such matters, whether oral or written. No addition to, or amendment or modification of, any term or provision of this Sublease shall be effective unless set forth in writing and signed by Sublessor and Sublessee.

                  (b) Authority. Each individual executing this Sublease on behalf of either party represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of such party.

                  (c) Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Sublease, or for interpretation of any of its provisions, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees and court costs, from the other party. In addition, if either Sublessor or Sublessee becomes a party to any action concerning this Sublease or the Premises solely by reason of the neglect or omission of any duty by the other party, the party subjected to such action without fault shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

                  (d) Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                  (e) Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute a single agreement.

                  (f) Conflicts. In the event of any conflict between this Sublease and the Lease, as between Sublessor and Sublessee the terms and conditions of this Sublease shall control.

Redacted

                  IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the dates set out below.

SUBLESSOR:                                      SUBLESSEE:

COULTER PHARMACEUTICAL, INC.,                   CORGENTECH, INC.,
a Delaware corporation                          a Delaware corporation

By: /s/ Steven Gillis                           By: /s/ [illegible on original]
    _______________________________                 ___________________________

Title: President                                Title: VP & CFO

Date: 5/15/03                                   Date: 5/15/03


Redacted

                                    EXHIBIT A

                                      LEASE

                  [Exhibit 10.17 to Annual Report on Form 10-K
             for Coulter Pharmaceutical, Inc. filed March 27, 1998]

Redacted

                                    EXHIBIT B

                                    PREMISES

                              [Drawing of Premises]

Redacted

                                    EXHIBIT C

                                      FF&E

----------------------------------------------------------------------------
               Item description                                        Total
----------------------------------------------------------------------------
 1     18" wide tall cabinet (W)                                          8
----------------------------------------------------------------------------
 2     2' wide tall cabinet (W)                                          35
----------------------------------------------------------------------------
 3     3' wide bookshelf (W)                                              6
----------------------------------------------------------------------------
 4     4' overhead with lights (W)                                        2
----------------------------------------------------------------------------
 5     6' 6" overhead with lights (W)                                     6
----------------------------------------------------------------------------
 6     7' overhead with lights (W)                                        8
----------------------------------------------------------------------------
 7     7' 6" overhead with lights (W)                                    40
----------------------------------------------------------------------------
 8     8' overhead with lights (W)                                        3
----------------------------------------------------------------------------
 9     9' 6" overhead with lights (W)                                     1
----------------------------------------------------------------------------
10     7' table w/ 4' 2" file cabinets (W)                                3
----------------------------------------------------------------------------
11     7' 6" table w/ 4' 2" file cabinets (W)                            39
----------------------------------------------------------------------------
12     4' wide Pinboard                                                   2
----------------------------------------------------------------------------
13     6' 6" wide Pinboard                                                3
----------------------------------------------------------------------------
14     7' wide Pinboard                                                   9
----------------------------------------------------------------------------
15     7' 6" wide Pinboard                                               39
----------------------------------------------------------------------------
16     8' wide Pinboard                                                   3
----------------------------------------------------------------------------
17     9' 6" wide Pinboard                                                1
----------------------------------------------------------------------------
18     3' 5" side table (W)                                              43
----------------------------------------------------------------------------
19     3' side table with drawers (W)                                     1
----------------------------------------------------------------------------
20     4' side table (W)                                                  2
----------------------------------------------------------------------------
21     4' side table with drawers                                        23
----------------------------------------------------------------------------
22     4' 9" wide low double file cabinet (w)                             4
----------------------------------------------------------------------------
23     5' desk with drawers (W)                                           4
----------------------------------------------------------------------------
24     5' 6" desk with drawers (W)                                       49
----------------------------------------------------------------------------
25     6' desk with drawers (W)                                           4
----------------------------------------------------------------------------
26     3' Corner work surface (W)                                         8
----------------------------------------------------------------------------
27     42" diameter round table (W)                                       7
----------------------------------------------------------------------------
28     2' 11" wide low filing cabinet (W)                                 3
----------------------------------------------------------------------------
29     9' credenza with bookshelf on top                                  1
----------------------------------------------------------------------------
30     5'x8' curved work surface (cubicle)                               56
----------------------------------------------------------------------------
31     6' work surface (cubicle)                                          4
----------------------------------------------------------------------------
32     4' work surface (cubicle)                                         45
----------------------------------------------------------------------------
33     15" file/file (cubicle)                                           47
----------------------------------------------------------------------------
34     15" box/box/ file (cubicle)                                       58
----------------------------------------------------------------------------
35     3' lateral filing cabinet (cubicle)                               47
----------------------------------------------------------------------------
36     4' wide overhead w/ lights (cubicle)                              57
----------------------------------------------------------------------------
37     30" tall cabinet (cubicle)                                        39
----------------------------------------------------------------------------
38     48"x72" tables (W)                                                 2
----------------------------------------------------------------------------
39     3' x 6' tables (W)                                                 3
----------------------------------------------------------------------------
40     5' x 30" tables (W)                                                1
----------------------------------------------------------------------------
41     48"x78" tables (W)                                                 3
----------------------------------------------------------------------------
42     4' x 4 tables (W)                                                  8
----------------------------------------------------------------------------

Redacted

43     5' x 5' tables (W)                                                 2
----------------------------------------------------------------------------
44     5' x 6' tables (W)                                                 2
----------------------------------------------------------------------------
45     21" wide file cabinet (M)                                          2
----------------------------------------------------------------------------
46     18" wide 2 drawer Fire King                                        1
----------------------------------------------------------------------------
47     31" wide 4 drawer lateral file cabinet                             4
----------------------------------------------------------------------------
48     3' wide 3 drawer lateral file cabinet                              1
----------------------------------------------------------------------------
49     37" wide 2 drawer Fire King                                        1
----------------------------------------------------------------------------
50     42" 4 drawer Fire King                                             1
----------------------------------------------------------------------------
51     42" wide 4 drawer file cabinet (M)                                15
----------------------------------------------------------------------------
52     42" wide 2 drawer cabinet (M)                                     13
----------------------------------------------------------------------------
53     57" wide 2 drawer file cabinet (W)                                 3
----------------------------------------------------------------------------
54     36" wide short file cabinet (M)                                    1
----------------------------------------------------------------------------
55     3' x 3' 5" shelves (M)                                             3
----------------------------------------------------------------------------
56     Shred-it                                                           1
----------------------------------------------------------------------------
57     15 1/2" wide rolling file cabinet (W)                              1
----------------------------------------------------------------------------
58     16" wide file tall cabinet (M)                                     1
----------------------------------------------------------------------------
59     16" wide file short cabinet (M)                                    2
----------------------------------------------------------------------------
60     4' wide x 5' 11" tall black book shelf (M)                         1
----------------------------------------------------------------------------
61     34 1/2" x71" shelving (M)                                          1
----------------------------------------------------------------------------
62     20'x20'x 241/2' shelf w/ door (M)                                  1
----------------------------------------------------------------------------
63     11'x13'x47' shelf (M)                                              1
----------------------------------------------------------------------------
64     Xerox Copier                                                       1
----------------------------------------------------------------------------
65     7' tall x 42" wide book shelf                                      1
----------------------------------------------------------------------------
66     80" tall x32" wide book shelf                                      1
----------------------------------------------------------------------------
67     71" tall x35" wide book shelf                                      2
----------------------------------------------------------------------------
68     7' tall x 4' wide black book shelf                                 1
----------------------------------------------------------------------------
69     34 1/2" x 41" book shelf (M)                                       5
----------------------------------------------------------------------------
70     34" x 59" white book shelf (M)                                     1
----------------------------------------------------------------------------
71     5' x 2' 6" rolling table (W)                                       2
----------------------------------------------------------------------------
72     35" diameter table (Plywood)                                       1
----------------------------------------------------------------------------
73     17'x22'x16' Safe                                                   1
----------------------------------------------------------------------------
74     36x72x18 tall cabinet with doors (M)                               1
----------------------------------------------------------------------------
75     42'x53'x19' file cabinet (M)                                       1
----------------------------------------------------------------------------
76     Guest Chairs                                                     242
----------------------------------------------------------------------------
77     Office Chairs                                                    100
----------------------------------------------------------------------------
78     Breakroom Chairs                                                  31
----------------------------------------------------------------------------
80     3' wide drawing board                                              3
----------------------------------------------------------------------------
81     4' wide drawing board                                             16
----------------------------------------------------------------------------
82     5' wide drawing board                                              4
----------------------------------------------------------------------------
83     6' wide drawing board                                              4
----------------------------------------------------------------------------
84     8' wide drawing board                                              1
----------------------------------------------------------------------------

Redacted

                                    EXHIBIT D

                              SUBLESSOR OBLIGATIONS

Sublessor shall perform the repair, construction and improvement items listed in this Exhibit D in a good and workmanlike manner, at its sole cost and expense, prior to the Commencement Date (collectively, the "Sublessor Obligations"). Sublessor shall use commercially reasonable efforts to perform the Sublessor Obligations on or before June 1, 2003, but in no event later than July 1, 2003.

1. Sublessor shall coordinate Sublessor's activities with respect to the Sublessor Obligations with those activities of Landlord in performing the Floor Repair. Sublessor shall require Landlord to perform the Floor Repair (both with respect to performance of work and materials used) in compliance with all applicable laws, codes and regulations.

2. Sublessor shall perform a systems start-up sanitization of the RO/DI system within the Premises to the reasonable satisfaction of Sublessee.

3. Sublessor shall repair the HVAC equipment on the roof of the Building to cause the same to be in good condition and repair.

4. Sublessor shall repair the roof membrane and structure to a good, leak-proof condition.

5. Sublessor shall obtain a new or renewed elevator permit in the Building and perform any repairs required by any governmental authority to obtain such permit.

6. Sublessor shall arrange for an inspection and certification, by an appropriate testing service, of the existing fume hoods and biosafety cabinets in the Premises that the same meet CALOSHA requirements and shall perform any repairs required to obtain the certification.

7. Sublessor shall repair the glass washer, steam boiler and autoclave to good working order and repair.

Redacted

                                    EXHIBIT E

                              APPROVED ALTERATIONS

A.       First Floor:

         1. Lobby (Room 3000)/Conference Room (Room 3002) Remodel - the renovations will create a stand alone lobby and small adjacent conference room. The modifications will maintain the security barrier and will provide seating for several visitors and the receptionist. In addition, the floor finishes in the corridor adjacent to the Lobby will be modified as a directional aid for visitor's going to the second floor.

                  Reference Attached: Sketch 1A (2/3/03) and Sketch 1B (2/3/03)

         2.       Vivarium renovations (Labs 3022, 3024, 3018, 3012).

                  Reference Attached: Sketch 2A (2/3/03)

         3.       Removal of 2-3 fume hoods from Labs 3026, 3028, 3032, 3034.

                  Reference Attached: Sketch 3A (2/23/03)

B.       Second Floor

         1.       Conference Room Remodel (Rooms 4005, 4139, 4141)

                  Reference Attached: Sketch 4A (2/23/03) and Sketch 4B
                  (2/7/03)s

         2. Replacement of three closed offices (4001, 4002, 4003) with cubicles.

                  Reference Attached: Sketch 4A (2/23/03)

         3. Remove cubicle furniture from the Central Copy Room 4053 for use as a copy/storage room.

                  Reference Attached: Sketch 4A (2/23/03)

         4. Remove the high density storage racks in the Library. Additionally, we may elect to install a FM200 system for this area to provide dry fire suppression for the storage of regulatory documents.

                  Reference Attached: Sketch 4A (2/23/03)

         5. Installation of additional furniture in several of the closed offices to accommodate two employees. Exact number to be determined.

C.       Misc

Redacted

         1. Installation of an exterior sign above the Lobby entrance. The sign will be mounted to the exterior wall.

         2. Installation of security controls for a stand alone security system.

Redacted

                                   EXHIBIT E-1

                        DRAWINGS OF APPROVED ALTERATIONS

                       [Drawings of Approved Alterations]

Redacted

                                    EXHIBIT F

                              LETTER OF CREDIT FORM

Letter of Credit No. ______________                   Date: ______________, 200_

                                                 Issuer:________________________
                                                        ________________________
                                                        ________________________
                                                        ________________________

                                                 Date of Issue: _________, 200__

Beneficiary:                                     Applicant:
Coulter Pharmaceutical, Inc.,                    Corgentech, Inc.
a Delaware corporation                           a _____________ corporation

_______________________________                  _______________________________

_______________________________                  _______________________________

_______________________________                  _______________________________

         Re:      Irrevocable Standby Letter of Credit No. __________
                  $450,000

Ladies and Gentlemen:

         We hereby establish this clean, unconditional irrevocable standby Letter of Credit No. _________ in your favor, for account of Corgentech, Inc., effective immediately in the amount of USD______________________________Dollars ($_______________ U.S. Dollars) available by your draft(s) at sight when accompanied by a statement as follows purportedly signed by an officer of
Beneficiary:

         "The undersigned, being an authorized representative of Coulter Pharmaceutical, Inc., hereby certifies that Corgentech, Inc. has defaulted beyond applicable notice and cure periods under that certain Sublease Agreement dated ______________________ __, 200__, between Coulter Pharmaceutical, Inc. and Corgentech, Inc., and that Coulter Pharmaceutical, Inc. is entitled to draw upon this Letter of Credit No. ______________ pursuant to the Sublease."

         This Letter of Credit expires at our close of business on______________ ___, 200__, which is one year after the date hereof, subject to automatic extension as provided below.

         Partial drawings are permitted.

         This Letter of Credit is transferable successively in its entirety only up to the then available amount in favor of any nominated transferee that is the successor in interest to Beneficiary or is the new owner of certain stated property ("Transferee"), assuming such transfer to such Transferee would be in compliance with then applicable laws and regulations, including

Redacted
but not limited to the regulations of the U.S. Department of Treasury and U.S. Department of Commerce. At the time of transfer, the original Letter of Credit and original Amendment(s), if any, must be surrendered to us together with our Letter of Transfer documentation (in the form of Annex A attached hereto).

         It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year periods from the expiration date hereof, or any future expiration date, but not beyond [sixty
(60) days after expiration of the Term of the Sublease], unless at least 45 (forty-five) days prior to any expiration date we shall notify you by courier service or certified mail (return receipt requested) that we elect not to consider this Letter of Credit renewed for any such additional period.

         All drafts drawn under this credit must be marked "Drawn under _________________ Letter of Credit No. ________________."

         This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.

         This original Letter of Credit and all amendments thereto must be submitted to us together with any drawings hereunder for our endorsement of any payments effected by use and/or for cancellation. Our obligation under this Letter of Credit is unconditional and is not dependent on our ability to perfect a lien, security interest or any other reimbursement.

         We engage with you that each draft drawn under and in compliance with the terms of this Letter of Credit will be duly and unconditionally honored on delivery of the documents as specified if presented at this office on or before _____________________, 200__ or any automatically extended date.

                                                Yours very truly,

                                                Authorized Signature

Redacted

                                     ANNEX A

                               TO LETTER OF CREDIT

Bank and Bank Address

Attention: Manager, Letter of Credit Department             Date: ______________

Re: Bank Irrevocable Letter of Credit No. __________

Gentlemen:

         For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the "Transferee")

         (Name of Transferee)
         (Address of Transferee)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

         By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee. The Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any extensions of the Expiration Date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised directly to the Transferee without necessity of a consent of or notice to the undersigned beneficiary.

         The original of such Letter of Credit is returned herewith, and in accordance therewith you are to promptly endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

                                Very Truly Yours,

                                                  By: __________________________
                                                          Authorized Officer

Redacted